UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2007

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 940-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2007, James A. Coggin, President and Chief Administrative Officer, gave notice of his resignation from the Company, effective as of May 5, 2007. On February 2, 2007, the Company issued a news release announcing the resignation, which release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this item.

On February 2, 2007, the Company announced the appointment of Ronald L. Frasch to serve as the Company’s President and Chief Merchandising Officer, effective as of February 5, 2007. Mr. Frasch, 58, has served as Vice Chairman and Chief Merchant of the Company’s Saks Fifth Avenue Enterprises business (“SFA”) since November 2004. Between January 2004 and November 2004, Mr. Frasch served in various senior corporate positions at SFA. Mr. Frasch served as Chairman and Chief Executive Officer of Bergdorf Goodman, Inc. from March 2000 to January 2004. The Company’s news release announcing Mr. Frasch’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference into this item.

Mr. Frasch and the Company (through one of the Company’s wholly owned subsidiaries) have entered into an Employment Agreement dated January 9, 2004 (the “Employment Agreement”) that remains in effect until the last day of the Company’s 2007 fiscal year.

The following is a brief description of the other terms and conditions of the Employment Agreement that are material to the Company: (1) base salary of $1,050,000 per year, effective as of May 1, 2006; (2) one-time cash bonus payment in the amount of $750,000 (the “one-time bonus”), which was paid in 2004, subject to repayment of a prorated portion of the net after-tax amount if Mr. Frasch terminates his employment other than for good reason prior to the last day of the Company’s 2007 fiscal year or if Mr. Frasch’s employment is terminated by the Company for cause; (3) Mr. Frasch is eligible for a yearly cash bonus, which at the target level is 40% of base salary with the potential of 80% of base salary for achievement over planned performance, as established by the Company’s Chief Executive Officer and the Human Resources and Compensation Committee of the Company’s Board of Directors (the “Committee”); (4) Mr. Frasch is entitled to receive 30,000 shares of restricted stock on the third anniversary of his start date, which shares fully vested on January 26, 2007; (5) Mr. Frasch is entitled to receive up to 90,000 additional shares of restricted stock (the “grant shares”), of which 40,000 shares are with respect to the Company’s fiscal year ended January 28, 2006 and 50,000 shares are with respect to the Company’s fiscal year ended January 27, 2007, the exact number of grant shares determined by SFA’s achievement of financial objectives, and Mr. Frasch’s achievement of other business objectives, each as established in advance by the Company’s Chief Executive Officer and the Committee, and, upon the achievement of target objectives by SFA and Mr. Frasch, 66 2/3% of the grant shares will be awarded, with the potential of 100% of grant shares being awarded for achievement of maximum objectives by SFA and Mr. Frasch; (6) the Company may terminate the Employment Agreement at any time without cause upon 14 days’ prior written notice, and Mr. Frasch may terminate the Employment Agreement for good reason; (7) “good reason” is defined as (i) a mandatory relocation from the New York, New York area or (ii) a material breach of the Employment Agreement by the Company; (8) if the Company terminates Mr. Frasch’s employment without cause or if Mr. Frasch terminates his employment for good reason, Mr. Frasch will be entitled to receive a severance payment in the amount of 18 months of base salary, payable in equal monthly installments beginning on the first business day of the month immediately following termination; (9) if a “change in control” (as defined) occurs, the grant shares, all other shares of restricted stock, if any, and all options, if any, granted to Mr. Frasch prior to the change in control will immediately vest, and all remaining unpaid severance, if any, shall become payable in a lump sum on the effective date of the change in control; (10) Mr. Frasch and his family are allowed to participate in each savings and benefit plan of the Company, and Mr. Frasch is entitled to receive each benefit that the Company provides for senior executives at the level of Mr. Frasch’s position, including without limitation participation in the Company’s deferred compensation plan and four weeks’ vacation; (11) if Mr. Frasch dies or becomes disabled, the Employment Agreement will terminate, and Mr. Frasch’s estate or legal representative will have the right to exercise any unexercised stock options pursuant to the Company’s stock option plans then in effect; (12) the Company may terminate the Employment Agreement for cause in which event (i) no base salary, bonus, or severance payment will be paid, and no grant shares will be awarded, to Mr. Frasch following termination, and (ii) Mr. Frasch will be required to repay a prorated portion of the net after-tax amount of the one-time bonus; (13) for purposes of the Employment Agreement, “cause” means (i) conviction of Mr. Frasch (after all rights of appeal) of any felony that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company, (ii) commission of any material act of fraud or dishonesty by Mr. Frasch against the Company, if first Mr. Frasch is provided with written notice of the claim and an opportunity to contest the claim before the Committee, or (iii) Mr. Frasch’s continual and material breach of his obligations under the Employment Agreement to serve the Company diligently, as determined by the Committee after Mr. Frasch has been given written notice of the breach and a reasonable opportunity to cure the breach; (14) Mr. Frasch will maintain the confidentiality of the Company’s proprietary and confidential information; (15) for one year following termination Mr. Frasch will not engage in specified categories of associations with specified competitors, will not disparage the Company, and will not solicit any employee of the Company to leave that employment; (16) if Mr. Frasch brings any action to enforce his rights under the Employment Agreement after a change in control, the Company will reimburse Mr. Frasch for his reasonable costs, including attorney’s fees, incurred; and (17) the Company will indemnify Mr. Frasch with respect to all claims by Bergdorf Goodman, Inc. or any of its affiliates that Mr. Frasch’s performance of services for the Company in accordance with the Employment Agreement violated (i) the Confidentiality, Non-Competition and Termination Benefits Agreement effective November 20, 2002 between Mr. Frasch and Bergdorf Goodman, Inc. or (ii) any duty or obligation Mr. Frasch owed to Bergdorf Goodman, Inc. or any of its affiliates arising out of his employment relationship with Bergdorf Goodman, Inc.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News release dated February 2, 2007 (relating to, among other items, the resignation of James A. Coggin)

99.2	News release dated February 2, 2007 (relating to, among other items, the appointment of Ronald L. Frasch)

99.3	Employment Agreement dated January 9, 2004 between Jackson Office Properties, Inc. (successor in interest to McRae’s, Inc.) and Ronald L. Frasch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: February 6, 2007	/s/ Charles J. Hansen
Executive Vice President and General Counsel